Exhibit 1.1

1,666,667 Shares

RILEY EXPLORATION PERMIAN, INC.

Common Stock

UNDERWRITING AGREEMENT

June 30, 2021

Truist Securities, Inc.
As Representative of the Several Underwriters
3333 Peachtree Road NE
Atlanta, Georgia 30326

Dear Sirs:

1.
Introductory. Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), agrees with Truist Securities, Inc. (the “Representative”), as representative of the several Underwriters named in Schedule A hereto (“Underwriters”), to issue and sell to the several Underwriters 1,666,667 shares of its common stock, par value $0.001 per share (the “Common Stock”) (such 1,666,667 shares of Common Stock being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 250,000 additional shares of its Common Stock (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2.
Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)
A registration statement on Form S-3 (No. 333-255104) relating to the Offered Securities, including a related base prospectus has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Act and is not proposed to be amended; and (iii) become effective under the Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representative. As used in this Agreement:

(i)
“Applicable Time” means 8:00 a.m. (Eastern time) on the date of this Agreement;

(ii)
“Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Offered Securities in the final form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

(iv)
“Preliminary Prospectus” means any preliminary prospectus supplement relating to the Offered Securities, together with the base prospectus included in such registration statement, filed by the Company with the Commission with the consent of the Underwriters pursuant to Rule 424(b) of the Rules and Regulations;

(v)
“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule B hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and set forth on Schedule B, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)
“Prospectus” means the final prospectus supplement relating to the Offered Securities, together with the base prospectus included in such registration statement, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)
“Registration Statement” means such registration statement, as amended as of the Effective Time, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and all documents incorporated by reference therein.

Any reference to the Registration Statement or any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference to any amendment or supplement to the Registration Statement or any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)
Any Rule 462(b) Registration Statement has or will become effective under the Act and is not proposed to be amended.

(c)
The Company was not as of the time of the initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Closing Date an “ineligible issuer” in connection with the offering of the Offered Securities (as defined in Rule 405). The Company has met all the conditions for incorporation by reference pursuant to Item 12 and the General Instructions to Form S-3.

(d)
The Registration Statement conformed and will conform in all material respects on the Effective Time, on the date hereof and on each applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the Rules and Regulations. The Company is eligible to use Form S-3 pursuant to General Instruction I.B.1. of such form. The most recent Preliminary Prospectus conformed, and the Prospectus will conform when filed with the Commission pursuant to Rule 424(b) and on each applicable Closing Date, in all material respects, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the Rules and Regulations; no such incorporated document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the context in which they were made, not misleading; and no such further incorporated document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)
The Registration Statement does not and did not as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, or any Rule 462(b) Registration Statement, or any post-effective amendment thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative on behalf of any Underwriter.

(f)
The Prospectus will not, as of its date and on each applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative on behalf of any Underwriter.

(g)
The documents incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus did not, when filed with the Commission (or, if amendments to such documents were filed, when such amendments were filed), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)
The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative on behalf of any Underwriter.

(i)
Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), as of its issue date and at all subsequent times throughout the completion of the public offer and sale of the Offered Securities, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative on behalf of any Underwriter.

(j)
Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule B hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Offered Securities will not be required to be filed pursuant to the Rules and Regulations.

(k)
The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Company taken as a whole (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.   The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule C hereto (“Subsidiaries”).

(l)
Each of the Subsidiaries has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Disclosure Package; and each Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interest, as applicable, of each Subsidiary has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or limited liability company interests, as applicable, of each Subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, other than those arising under the Credit Agreement, dated as of September 28, 2017, as amended, by and among Riley Exploration – Permian, LLC, the Company and certain Subsidiaries, Truist Bank, as administrative agent, and the lenders party thereto, as heretofore amended, restated, modified or supplemented, or as otherwise would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)
The Company has all requisite power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.  All action required to be taken by the Company for the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(n)
The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Pricing Disclosure Package; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Pricing Disclosure Package and to the description of such Offered Securities contained in the Prospectus in all material respects; except as disclosed in the Pricing Disclosure Package and the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(o)
The issue and sale of the Offered Securities, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its Subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

(p)
No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the issue and sale of the Offered Securities, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except for (i) such as have been, or prior to the Closing Date, will be, obtained or made, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Offered Securities by the Underwriters, each of which has been obtained and is in full force and effect and (iii) for such consents that, if not obtained, have not or would not, in the aggregate reasonably be expected to have a Material Adverse Effect.

(q)
The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby (or the revenues and direct operating expenses of the acquired properties purported to be shown thereby), at the dates and for the periods indicated, and, except as disclosed in the Pricing Disclosure Package and the Prospectus, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(r)
The unaudited pro forma financial statements and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustment used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

The unaudited pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included in the Pricing Disclosure Package and the Prospectus. The unaudited pro forma financial statements included in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(s)
Each of Moss Adams LLP (“Moss Adams”) who has certified certain financial statements of the Company and BDO USA, LLP (“BDO”), who has certified certain financial statements of Riley Exploration – Permian,  LLC or assets acquired by the Company, whose reports appear in the Pricing Disclosure Package and the Prospectus and who has delivered the initial letters referred to in Section 7(a) hereof, are each an independent public accounting firm within the meaning of the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”).

(t)
There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company. Except as disclosed in the Pricing Disclosure Package and Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and Prospectus, since the date of the most recent balance sheet of the Company and its Subsidiaries reviewed or audited by BDO or Moss Adams, as the case may be, (i) the Company has not been advised of or become aware of (A) any material weakness in the design or operation of internal controls that could adversely affect the ability of the Company or its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u)
Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor its Subsidiaries has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend or distribution on its capital stock or limited liability company interests, as applicable, and (ii) there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of the Company or its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company or its Subsidiaries, taken as a whole, in each case as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)
The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the conduct of the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except any liens, encumbrances and defects (i) as are described in the Pricing Disclosure Package and the Prospectus, (ii) that do not materially interfere with the use made and proposed to be made of such property by such entity, (iii) incurred or granted under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or (iv) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)
Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries will have such consents, easements, rights-of-way or licenses from any person as are necessary to enable the Company to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus.

(x)
The Company and its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries have received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(y)
The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)
Except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of the performance of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa)
Neither the Company nor its Subsidiaries is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)
Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries (i) are in compliance with all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits and other legally enforceable requirements relating to pollution, the protection of human health or safety (to the extent such health or safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to use, handling, storage, manufacture, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have timely applied for or received and are in compliance with all such received permits, authorizations and approvals required of them by Environmental Laws to conduct their respective businesses as currently conducted, and (iii) have not received written notice, or, with respect to the Company, otherwise have knowledge of, any actual or alleged (y) violation of Environmental Laws or (z) of liability under Environmental Laws for the disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such failure to comply, or such failure to receive such required permits, authorizations or approvals, or such receipt of notice or such knowledge of such violation or liability, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, there are no proceedings that are pending, or known to be contemplated, against the Company or its Subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(cc)
The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effective, there is no tax deficiency that has been determined adversely to the Company or its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company or its Subsidiaries that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)
The Company is not, and after giving effect to the offer and sale of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ee)
Each of LaRoche Petroleum Consultants, Ltd. (“LaRoche”) and Netherland, Sewell and Associates, Inc. (“NSAI”), whose reports appears in the Pricing Disclosure Package and the Prospectus and who have delivered the letters referred to in Section 7(b) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(ff)
The Company and, to the Company’s knowledge, its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(gg)
None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its Subsidiaries, have in the course of their actions for, or on behalf of the Company or its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-corruption or anti-bribery laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company and its Subsidiaries and, to the knowledge of the Company, the affiliates of the Company have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-corruption or anti-bribery laws or statutes.

(hh)
The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)
None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries, are currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and (i) the Company and its Subsidiaries are not located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in for the past three years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(jj)
The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(kk)
No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Prospectus.

(ll)
No labor disturbance by or dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(mm)
Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses. All policies of insurance of the Company and its Subsidiaries are in all material respects in full force and effect; and the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor its Subsidiaries have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as would not reasonably be expected to have a Material Adverse Effect. There are no claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, the denial or defense of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor its Subsidiaries have reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(nn)
Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect and as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) the “Control Group”) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of the Control Group from the Pension Benefit Guaranty Corporation or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (a “Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo)
No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock or limited liability company interests, as applicable, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other Subsidiary, except as described in the Pricing Disclosure Package and the Prospectus.

(pp)
The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable in all material respects.

(qq)
Except as disclosed in the Pricing Disclosure Package and the Prospectus and as set forth in the Second Amended and Restated Registration Rights Agreement dated October 7, 2020, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(rr)
The Company is not party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(ss)
The Offered Securities have been approved for listing on the NYSE American LLC (“NYSE American”), subject to official notice of issuance.

(tt)
As of a date within 60 days of the date of this Agreement, the Company was an “experienced issuer” as defined in FINRA Rule 5110(j)(6). To the Company’s knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) beneficial owner of 10% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) to the Company’s knowledge, owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date of this Agreement, has any direct affiliation or association with any FINRA member. The Company will advise the Representative and the Underwriters’ counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering..

(uu)
Except in the case of (A), (B) or (C) below where the breach, incident attack or other compromise, event or condition or failure to implement appropriate controls, policies, procedures and technological safeguards would not, individually or in the aggregate, have a Material Adverse Effect, (A) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably likely to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to result in a Material Adverse Effect.

3.
Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $28.20 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the office of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, at 10:00 a.m. (Eastern Time), on July 2, 2021, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Representative shall otherwise instruct.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus (any such notice being an “Option Notice” and such 30 day period being the “Option Period”), the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised pursuant to an Option Notice from time to time, but only within the Option Period, and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each Optional Closing Date shall be determined by the Representative but shall be not later than five full business days after an Option Notice is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank specified by the Company drawn to the order of the Company. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representative shall otherwise instruct.

4.
Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.
Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)
Additional Filings. The Company will file the Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide to the Representative copies of such timely filing. If a Rule 462(b) Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Rule 462(b) Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b)
Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement, any Rule 462(b) Registration Statement, the Preliminary Prospectus or the Prospectus and will not effect such amendment or supplement to which the Representative reasonably objects; and the Company will also advise the Representative promptly of (i) the effectiveness of any Rule 462(b) Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplement of a Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to promptly obtain the withdrawal of any such stop order or the suspension of any such qualification.

(c)
Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will notify the Representative of such event and, upon its reasonable request, will prepare and file with the Commission and furnish, at its own expense, to the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)
Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(e)
Furnishing of Prospectuses. The Company will furnish, upon request of the Representative, to the Representative copies of each Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representative. All other such documents shall be so furnished as soon as available, unless otherwise agreed by the Company and the Representative.

(f)
Blue Sky Qualifications. The Company shall reasonably cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction in which it would not otherwise be subject to qualification or taxation.

(g)
Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representative and, upon request of the Representative, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, upon request, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)
Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to, (i) any filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representative reasonably designates and the preparation and printing of memoranda relating thereto, (ii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters up to $25,000, in connection with the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (iii) fees and expenses incident to listing the Offered Securities on the NYSE American, (iv) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (v) expenses incurred in distributing preliminary prospectuses, the Prospectus (including any amendments and supplements thereto) and the Registration Statement (and exhibits thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and (vi) all other fees, costs and expenses incurred by the Company in connection with the offering. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for costs and expenses of the Company and its officers and employees and any other expenses of the Company and its officers and employees relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company and its officers and employees, including 50% of the cost of the chartering of airplanes or other transportation. It is understood, however, that except as provided in this Section 5(h) and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company and its officers and employees).

(i)
Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Pricing Disclosure Package and the Prospectus.

(j)
Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)
Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities (other than the Offered Securities and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the Preliminary Prospectus or the Pricing Disclosure Package), (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities (other than the grant of options pursuant to employee benefit plans, option plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the Preliminary Prospectus or the Pricing Disclosure Package), (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except (i) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, and (ii) the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Lock-Up Securities pursuant to, the terms of a plan described in the Pricing Disclosure Package and the Prospectus. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing.

6.
Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Representative agree that any such Permitted Free Writing Prospectus is listed on Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

7.
Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)
Auditor Comfort Letters. The Underwriters shall have received a “comfort letter,” dated the date hereof, from each of Moss Adams and BDO in form and substance satisfactory to the Representative, covering the financial information in the Registration Statements, the Pricing Disclosure Package and the Prospectus and other customary matters. In addition, on each Closing Date, the Underwriters shall have received from each such accountant a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall state the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) procedures shall be brought down to a date no more than three (3) days prior to such Closing Date, except as otherwise agreed by the Representative.

(b)
Petroleum Engineer Comfort Letters. The Underwriters shall have received a letter, dated the date hereof, from each of LaRoche and NSAI, independent petroleum  engineers, in form and substance satisfactory to the Representative, covering the oil and gas reserves information in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters. In addition, on each Closing Date, the Underwriters shall have received from such independent petroleum engineers a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance reasonably to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the oil and gas reserves information in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date, except as otherwise agreed by the Representative.

(c)
Effectiveness of Registration Statement. If the Effective Time of the Rule 462(b) Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(d)
No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE American, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)
Opinion of Counsel for the Company. The Representative shall have received (i) an opinion, dated such Closing Date, of di Santo Law PLLC and (ii) an opinion (including a negative assurance statement), dated such Closing Date, of Thompson & Knight LLP, each in form and substance reasonably satisfactory to the Representative.

(f)
Opinion of Counsel for Underwriters. The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)
Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and they have examined the Pricing Disclosure Package and the Prospectus, and, to their knowledge, (A) (1) the Pricing Disclosure Package, as of the Applicable Time, and (2) the Prospectus, as of its date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(h)
Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters in the form of Exhibit A from each of the parties listed on Schedule D hereto; provided, however, that Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing for the parties set forth on Schedule D hereof who are not officers or directors of the Company.

(i)
Secretary’s Certificate.   The Representative shall have received a certificate, dated such Closing Date, of the Secretary of the Company.

The Company will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 7. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.
Indemnification and Contribution.

(a)
Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)
Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each of its officers who signs a Registration Statement  and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the Preliminary Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriting (Conflicts of Interest)” in the Prospectus furnished on behalf of each Underwriter: (i) the concession figure appearing in the third paragraph and (ii) the paragraphs under the heading “Stabilization, Short Positions and Penalty Bids.”

(c)
[Reserved].

(d)
Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other out-of-pocket expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)
Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.
Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.
Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in Section 7(d) hereof (other than the occurrence of an event described in Section 7(d)(v)) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.

11.
Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand delivered or telecopied and confirmed to the Representative c/o Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326, Attention: Equity Capital Origination, with copies to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato, or, if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 29 E. Reno Avenue, Suite 500 Oklahoma City, Oklahoma 73104, Attention:  Chief Financial Officer, with copies to di Santo Law PLLC, 170 Christopher Street, New York, New York 10014, Attention:  Beth A. di Santo and Thompson & Knight LLP, 1722 Routh Street, Suite 1500, Dallas, Texas 75201, Attention: Amy R. Curtis.

12.
Parties Entitled to Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective representatives, agents and successors and the officers and directors and controlling persons referred to in Section 7 and Section 8 hereof, and no other person will have any right or obligation hereunder.

13.
Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.
Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)
No Other Relationship. The Representative has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representative has advised or are advising the Company on other matters;

(b)
Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understand and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)
Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions, which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)
Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.
Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.
Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follows]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

RILEY EXPLORATION PERMIAN, INC.

By:	/s/ Bobby D. Riley
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

TRUIST SECURITIES, INC.

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

Acting on behalf of itself and as a
Representative of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Truist Securities, Inc.	1,333,334
Roth Capital Partners, LLC	250,000
Seaport Global Securities LLC	83,333
Total	1,666,667

SCHEDULE B

1. Issuer Free Writing Prospectuses (included in the Pricing Disclosure Package)

None.

2. Other Information Included in the Pricing Disclosure Package

Number of Firm Securities: 1,666,667 shares
Price per share to the public: $30.00
Underwriting discount: 6%

SCHEDULE C

Subsidiaries

Entity	Jurisdiction of Incorporation/Formation
Riley Exploration – Permian, LLC	Delaware
Riley Permian Operating Company, LLC	Delaware
Tengasco Pipeline Corporation	Tennessee
Tennessee Land & Mineral Corporation	Tennessee
Manufactured Methane Corporation	Tennessee

SCHEDULE D

Parties Signing Lock-Up Agreement

Bobby D. Riley
Kevin Riley
Philip Riley
Michael J. Rugen
Bryan H. Lawrence
E.Wayne Nordberg
Brent Arriaga

Riley Exploration Group, LLC
Yorktown Energy Partners IX, LP
Bluescape Riley Exploration Holdings, LLC
Boomer Petroleum, LLC

Exhibit A

LOCK-UP AGREEMENT

Truist Securities, Inc.
As Representative of the Several Underwriters
3333 Peachtree Road NE
Atlanta, Georgia 30326

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), and certain other firms (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and shares of Common Stock that may be issued upon exercise of any options or warrants) (collectively, “Company Securities”) or securities convertible into or exercisable or exchangeable for Company Securities, except as set forth in the paragraph below, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Securities, whether any such transaction described in this clause (2) or clause (1) above is to be settled by delivery of Company Securities or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Company Securities or securities convertible into or exercisable or exchangeable for Company Securities or any other securities of the Company, except the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Common Stock pursuant to, the terms of any equity compensation plans described in the Prospectus (as defined in the Underwriting Agreement), (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (5) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the Prospectus relating to the Offering and ending on the 90th day thereafter (such 90-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to any Company Securities or any securities convertible into, or exercisable or exchangeable for, Company Securities:

(a)
issued or to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on or before the date hereof or as described in the Prospectus, provided that such Company Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement;

(b)	acquired in the open market after the closing of the Offering;

(c)
transferred by the undersigned to the undersigned’s affiliates or any investment fund or other entity controlled or managed by the undersigned, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value;

(d)
transferred through a distribution to limited partners, equityholders or stockholders of the undersigned, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value;

(e)
transferred by the undersigned for financial and estate planning purposes to family members, immediate family members or trusts, partnerships or similar entities, provided that (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) such transfer would not involve a disposition for value; and

(f)
subject to the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act, but only if no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan; provided, however, that no sales of Company Securities or securities convertible into, or exchangeable or exercisable for, Company Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that (i) if the Company, in its sole and absolute discretion, notifies the Underwriters that it does not intend to proceed with the Offering at any time after the date hereof, (ii) if the Underwriting Agreement does not become effective, or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters will proceed towards consummation of the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: